Exhibit 10.7.1

RESTRICTED STOCK AGREEMENT PURSUANT TO
PETMED EXPRESS, INC. 2022 EMPLOYEE EQUITY COMPENSATION
RESTRICTED STOCK PLAN

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is made this ___ day of ____, 202_ by and between _______________ (the "Participant") and PetMed Express, Inc., a Florida corporation, on behalf of itself, its subsidiaries and affiliates (collectively, the "Company") pursuant to the Company's 2022 Employee Equity Compensation Restricted Stock Plan (the "2022 Plan").

WHEREAS, the Company desires to award the Participant shares of common stock of the Company, subject to certain restrictions as hereinafter provided, in accordance with the provisions of the 2022 Plan, the terms of which are incorporated by reference herein, and a copy of the 2022 Plan is being provided to the Participant herewith.

NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties hereto agree as follows:

1. Grant of Stock. In accordance with the terms of the 2022 Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Participant _______ shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). As long as the Shares are subject to the Restrictions set forth in Section 4 of this Agreement, such shares shall be deemed to be, and are referred to in this Agreement as, the "Restricted Stock."

2. Certificates or book entries for Shares. Certificates or book entries in electronic form with the Company’s stock transfer agent evidencing Restricted Stock shall be deposited with the Company or maintained by the Company’s stock transfer agent to be held in escrow until such Shares are released to the Participant or forfeited in accordance with this Agreement. The Participant shall, simultaneously with the delivery of this Agreement, deliver to the Company a stock power, in blank, executed by the Participant. If any Restricted Stock is forfeited, the Company shall direct the Company’s stock transfer agent to make the appropriate entries in its records showing the cancellation of the Restricted Stock and to return the Shares represented thereby to the Company's treasury.

3. Adjustments in Restricted Stock. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Stock corresponding to adjustments made by the Committee in the number and class of shares of Common Stock which may be issued under the 2022 Plan. Any new, additional or different securities to which the Participant shall be entitled in respect of Restricted Stock by reason of such adjustment shall be deemed to be Restricted Stock and shall be subject to the same terms, conditions, and restrictions as the Restricted Stock so adjusted.

4. Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Stock and all rights with respect to such Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as "Restrictions"), but the Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on Restricted Stock, subject to any dividend to be held in escrow pursuant to the terms of the 2022 Plan.

5. Forfeiture of Restricted Stock. In the event that the Participant terminates employment with the Company for any reason other than his or her death or permanent disability, such event shall constitute an "Event of Forfeiture" and all Shares which at that time are Restricted Stock shall thereupon be forfeited by the Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successor, heir, assign or personal representative of the Participant shall have any right, title or interest in or to such Restricted Stock.

6. Lapse of Restrictions. (a) Except as provided in subsection (b) below, the Restrictions on the Restricted Stock granted under this Agreement shall lapse ratably on each of the anniversaries of the date of this Agreement in accordance with the following schedule:

Restricted Stock	Anniversary Dates

(b) In the event that a Participant's employment with the Company terminates as a result of his or her death or permanent disability, the Restrictions shall lapse on the Restricted Stock (if not already lapsed pursuant to subsection (a) above) on the date of such event.

Upon lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to the Participant, or to the Participant's personal representative, the unrestricted Shares in certificate or electronic form with respect to which such Restrictions have lapsed.

7. Withholding Requirements. The Company shall have the right to withhold from sums due to the Participant, or to require the Participant to remit to the Company, an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering, in certificate or electronic form, such Shares. In addition, upon the Participant’s request and subject to approval by the Committee, and compliance with any applicable legal conditions or restrictions, the Committee may determine in its sole discretion that Participant may satisfy Participant’s personal income tax obligation (at a percentage rate greater than the tax withholding obligation of the Company) by electing to have the Company withhold from the Shares to be released to Participant upon release of the restrictions on the Restricted Stock or pay the tax obligation of Participant from the sales proceeds pursuant to a broker-assisted exercise “same day sale”, or “sell to cover” transaction, for that number of Shares having a fair market value equal to the amount Participant elects to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by Participant to have Shares withheld to satisfy Participant’s personal income tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (a) the election must be made on or prior to the applicable Tax Date; (b) once made, the election shall be irrevocable as to the particular Shares of the Restricted Stock as to which the election is made; and (c) all elections shall be subject to the consent or disapproval of the Committee.

8. Effect of Employment. Nothing contained in this Agreement shall confer upon the Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Participant.

9. Amendment. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant acknowledges receipt of a copy of the 2022 Plan, which is annexed hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Shares hereunder subject to all of the terms and conditions thereof and of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the 2022 Plan or this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

COMPANY:

__________________________________
______________[name and title]

PARTICIPANT:

___________________________
______________[name]